UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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MOSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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755 N. Mathilda Avenue
Sunnyvale, CA 94085

Dear Stockholder,

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc. (the “Company”), to be held on May 25, 2007, 9:30 a.m., local time, at the Company’s corporate headquarters located at 755 N. Mathilda Avenue, Sunnyvale, California 94085.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2006 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. This will ensure your proper representation at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ CHESTER J. SILVESTRI
Chester J. Silvestri
First mailed to stockholders	Chief Executive Officer and President
on or about May 7, 2007

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MOSYS, INC.
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 25, 2007

To the Stockholders of MoSys, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of MoSys, Inc., a Delaware corporation (the “Company”), will be held on May 25, 2007, at 9:30 a.m., local time, at the Company’s corporate headquarters located at 755 N. Mathilda Avenue, Sunnyvale, California 94085, for the following purposes:

1.    To elect six members of our board of directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed. The nominees are Carl E. Berg, Tommy Eng, James D. Kupec, Chi-Ping Hsu, Chenming Hu and Chester J. Silvestri.

2.    To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our board of directors has fixed the close of business on April 6, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting. A list of such stockholders will be available for inspection at the principal office of the Company.

You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please register your vote as promptly as possible in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have returned a proxy card previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ CHESTER J. SILVESTRI
Chester J. Silvestri
Chief Executive Officer and President

Sunnyvale, California

May 7, 2007

MOSYS, INC.
755 N. Mathilda Avenue
Sunnyvale, California 94085

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of MoSys, Inc., a Delaware corporation (the “Company”), of proxies, in the accompanying form, to be used at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters located at 755 N. Mathilda Avenue, Sunnyvale, California 94085 on May 25, 2007, at 9:30 a.m., local time, and any adjournments of the Annual Meeting. Unless the context otherwise requires, the “Company,” “we,” “us,” and similar terms refer to MoSys, Inc.

This Proxy Statement and the accompanying proxy card are being mailed on or about May 7, 2007 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must either mark, sign, and date the enclosed proxy card and mail it to the Company’s transfer agent or submit a proxy electronically by using the Internet and logging on to www.eproxyvote.com/mosy/ by following the instructions provided on the proxy card. An automated system administered by the Company’s transfer agent tabulates stockholder votes submitted by proxy, and an employee of the Company will tabulate votes cast in person at the Annual Meeting.

Brokers holding shares in street name for customers have the authority to vote on certain routine matters when they have not received instructions from the beneficial owners of shares. Generally, brokers that do not receive instructions from the beneficial owners are entitled to vote on Proposal No. 1 (the election of directors).

The voting requirement for the proposal that we will consider at the Annual Meeting is as follows:

•       Election of Directors. Directors are elected by a plurality, and the six directors who receive the most votes will be elected to our board of directors. Votes withheld will not affect the election of directors.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed or electronically submitted and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If no choice has been specified, a properly completed and timely returned or electronically submitted proxy card will be voted for our board of directors’ nominees under Proposal No. 1, which proposal is described in detail elsewhere in this Proxy Statement. In addition, all properly completed and timely returned or electronically submitted proxy cards will be voted by the proxy in his discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

The close of business on April 6, 2007 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of our common stock at the close of business on April 6, 2007 will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 31,764,763 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share.

The cost of soliciting proxies, including expenses in connection with preparing and mailing of this Proxy Statement, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic facsimile transmission and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation. The Company has retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $5,000.00 plus reasonable out-of-pocket expenses.

Copies of the Company’s 2006 annual report on Form 10-K are being mailed to stockholders with this Proxy Statement. Additional copies of the Company’s 2006 annual report on Form 10-K, excluding exhibits, may be obtained by any stockholder without charge by making a request through the Company’s website “Investor Information” pages at www.mosys.com or by written request addressed to: Investor Relations, MoSys, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to MoSys, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085, Attention: Secretary.

BOARD OF DIRECTORS

Directors

Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Pursuant to this authority, in April 2007, our board of directors adopted a resolution reducing the number of directors to six, effective as of the date of the Annual Meeting. Each director is elected to serve until the next annual meeting of stockholders, and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors who have been nominated as directors to be elected at the Annual Meeting and certain information about them are set forth below.

Name	Age	Position(s) with the Company
Chester J. Silvestri	58	Chief Executive Officer, President and Director
Carl E. Berg(1)(2)	69	Director
Tommy Eng(1)(3)	49	Director
Chi-Ping Hsu(2)(3)	52	Director
James D. Kupec(1)(2)(3)	52	Director
Chenming Hu	59	Director

(1)          Member of Audit Committee

(2)          Member of Compensation Committee

(3)          Member of Technology Strategy Committee

The principal occupations and positions for at least the past five years of our directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Chester J. Silvestri.   Mr. Silvestri was appointed our Chief Executive Officer and President, and a member of our board of directors effective July 26, 2005. From June 2003 to May 2005, Mr. Silvestri held the position of Chief Executive Officer, President and a member of the board of directors of Ceva, Inc., a leading provider of licensable digital signal processor (DSP) cores and platform-level IP. He also served as Chairman of Ceva’s board of directors from February 2004 to May 2005. From January to May 2003, Mr. Silvestri was a private investor and previously, from 1999 to 2002, Mr. Silvestri held the position of Chief Executive Officer of Arcot Systems, a developer of credit card authentication software. Mr. Silvestri also has served as Chief Operating Officer of Tripath Technology, Inc., President of the Microelectronic Division of SUN Microsystems, Inc., and Vice President and General Manager of the Technology Licensing division of MIPS Computer Systems, Inc. Since June 2003, Mr. Silvestri has served as a member of the board of directors of Magma Design Automation, Inc. Mr. Silvestri earned his bachelor of science and master of science degrees in electrical engineering from Michigan State University and his M.B.A. from the Harvard Graduate School of Business.

Carl E. Berg.   Mr. Berg has served as a member of our board of directors since September 1992. Since 1997, Mr. Berg has been the Chairman of the Board and Chief Executive Officer of Mission West Properties, Inc., a real estate investment trust. Mr. Berg has been actively engaged in the ownership, development and management of industrial real estate and in venture capital investment for over

30 years. He currently serves as a member of the board of directors of Mission West Properties, Inc., Valence Technology, Inc., a developer of advanced rechargeable battery technology, and FOCUS Enhancements, Inc., a developer of video scan conversion products. Mr. Berg holds a B.A. in business from the University of New Mexico.

Tommy Eng.   Mr. Eng was appointed to our board of directors on August 12, 2004. Mr. Eng is a partner of Exa Ventures, a venture capital investment firm specializing in IT, semiconductor, communication, multimedia technology/services/content, software, and incubation of early stage technology companies, which he co-founded with Mr. Berg in October 2004. Prior to Exa Ventures, Mr. Eng co-founded Tera Systems, a privately-held EDA company, and from 1996-2004 held various management positions there, including President, CEO and Vice Chairman. Prior to founding Tera Systems, Mr. Eng was General Manager of Mentor Graphics’ Advanced IC Design Automation and Design Consultation division as the result of the acquisition of Silicon Compiler Systems. Prior to Silicon Compiler Systems, Mr. Eng had a technical role at Bell Laboratories. Mr. Eng received a B.S. degree in electrical engineering from Polytechnic University in New York and a M.S. in electrical engineering from the University of California at Berkeley. Mr. Eng also serves on the board of directors of Focus Enhancements, Inc.

Chi-Ping Hsu.   Dr. Hsu was appointed to our board of directors on August 12, 2004. Dr. Hsu is currently a Vice President at Cadence Design Systems in charge of the company’s synthesis product lines, which position he has held since April 2003. From November 2001 to April 2003, Dr. Hsu was President and Chief Operating Officer of Get2Chip, a supplier of high-performance system-on-chip synthesis, which was acquired by Cadence. From January 1995 to November 2001, Dr. Hsu was a member of the Executive Staff at Avant! where he was responsible for directing the company’s product and business strategy. A graduate of the Taiwan National University with a B.S. in electrical engineering, Dr. Hsu also holds a Ph.D. in electrical engineering and computer science from the University of California at Berkeley.

James D. Kupec.   Mr. Kupec was appointed to our board of directors on August 12, 2004. Mr. Kupec is currently Chief Operating Officer of eSilicon Corporation, a custom semiconductor chip supplier. From April 2003 to September 2004, Mr. Kupec was President of JDK Group, a semiconductor consultancy firm that he founded in April 2003. From April 2002 to April 2003, Mr. Kupec served as CEO of Ammocore, a privately-held EDA company. Mr. Kupec was President of UMC (USA) the U.S. subsidiary of the wafer foundry United Microelectronics Corporation from 1998 to 2002. Prior to 1998, Mr. Kupec served in senior management positions at Cypress Semiconductor for 14 years, last serving as Senior Vice President where he directed the activities for four major product groups. Mr. Kupec has a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Southern Methodist University.

Chenming Hu.   Dr. Hu was appointed to our board of directors on January 31, 2005. Dr. Hu is currently the TSMC Distinguished Chair Professor in Electrical Engineering and Computer Sciences at the University of California, Berkeley. From 2001 to 2004, Dr. Hu was the Chief Technology Officer of Taiwan Semiconductor Manufacturing Co. Ltd. (TSMC); the world’s largest dedicated integrated circuits manufacturing company. Dr. Hu received his B.S. degree in electrical engineering from National Taiwan University and M.S. and Ph.D. degrees in electrical engineering from the University of California at Berkeley.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that Carl E. Berg, Tommy Eng, Chi-Ping Hsu, James D. Kupec and Chenming Hu are “independent,” as defined by Marketplace Rule 4200(a)(15) of the listing rules of the NASDAQ Stock Market (“NASDAQ”) and SEC rules and regulations. Our board of directors has standing Audit, Compensation and Technology Strategy Committees, each of which is comprised solely of independent directors. No director qualifies as independent unless the board of directors determines that the director has no direct or indirect material relationship with the Company outside of his role as a director. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. The Company also independently reviews the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently. The board of directors also has considered share ownership of the directors or their family members and determined in the case of Mr. Berg that the ownership approximately of 7.3% of our outstanding stock by his daughter’s trust does not result in his having a controlling block of shares or prevent him from acting independently.

Audit Committee

Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our Code of Ethics and complaints with respect thereto and internal control violations under our whistleblower policy are directed to the Chairman of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which is also available on the Company’s website at www.mosys.com.

Messrs. Berg, Eng and Kupec are the current members of the Audit Committee. All are “independent,” as defined by Marketplace Rule 4350(d) of the NASDAQ listing rules. Mr. Berg serves as the Chairman of the committee. The board of directors has determined that Mr. Berg is the “audit committee financial expert,” as defined by Item 407(d)(5)(i) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934, but that status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors. The Audit Committee has delegated authority to Mr. Berg for review and approval of non-audit services proposed to be provided by our principal auditors.

Compensation Committee

Messrs. Berg, Chi-Ping Hsu and Kupec are the current members of the Compensation Committee, with Mr. Kupec serving as the Chairman of the committee.

Our Compensation Committee does not have a charter; rather, its duties and obligations have been specified by the board of directors. The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers. Our Compensation Committee also has the principal responsibility for the administration of our stock option plan and stock purchase plan.

Nominations Process

We do not have a nominating committee. Our board of directors instead has appointed Messrs. Berg, Eng, Hsu, Kupec and Hu, who are the independent directors, to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend to the board candidates for nomination for election or reelection for each annual meeting of stockholders and as necessary to fill vacancies and newly created directorships, and candidates for appointment to and removal from committees. The independent directors operate by resolution of the board, rather than by charter.

All of our director nominees have expressed their willingness to continue to serve as directors of the Company. Mr. Leung, one of our current directors, has decided not to seek re-election to the board of directors.

When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as director within the context of the needs and the composition of the board as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating a candidate for nomination as director, the independent directors consider the candidate’s business experience and skills, independence, judgment and ability and willingness to commit sufficient time and attention to the activities of the board. At a minimum, candidates recommended for nomination must possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company and its stockholders. To date, all new candidates have been identified by other directors, and the Company has not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

Our independent directors will consider candidates for nomination as director who are recommended by the Company’s stockholders and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. Recommendations received before the date that is 150 days prior, and after the date that is 120 days prior, to the one year anniversary of the mailing of the previous year’s proxy statement, will likely not be considered timely for consideration at that year’s annual meeting. The submission deadline for next year’s annual meeting is set forth under “Stockholder Proposals for 2008 Annual Meeting” elsewhere in this Proxy Statement. Stockholders may suggest qualified candidates for director by giving timely notice in writing to the independent directors at the following address: MoSys, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company’s board of directors. The stockholder also must provide such other information about the candidate that would be required by the SEC rules and regulations to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Secretary then will forward this information to our independent directors. To date, the Company has not received or rejected any suggestions for a board of directors candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock.

Technology Strategy Committee

Messrs. Eng, Hsu and Kupec are the current members of the Technology Strategy Committee. Mr. Eng is Chairman of this Committee. Our board of directors established the Technology Strategy Committee in August 2004 to oversee the development, planning and implementation of the Company’s long-term intellectual property strategy.

Stockholder Communications with the Board

Stockholders who desire to communicate with the board, or a specific director, may do so by delivering the communication addressed to either the board of directors or any director, c/o MoSys, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085. These communications will be delivered to the board, or any individual director, as specified.

Annual Meeting Attendance

We have a policy that each director should try to attend each annual meeting of stockholders. None of our directors other than Mr. Silvestri attended the 2006 Annual Meeting of Stockholders.

Meetings of the Board and Committees

During the fiscal year ended December 31, 2006, there were six meetings of the board of directors, including telephonic meetings, four meetings of the Audit Committee and one meeting of the Compensation Committee. Every current director attended at least 75% of the meetings of the board during his tenure on the board with the exception of two directors, Chenming Hu and Chi-Ping Hsu, and each committee meeting held during the period for which they were directors during the fiscal year ended December 31, 2006. In addition, the board of directors and the Compensation Committee acted at times by unanimous written consent pursuant to Delaware law.

Compensation Committee Interlocks and Insider Participation

During 2006, none of our executive officers, served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Berg, Hsu and Kupec, the Compensation Committee members, were not officers or employees of ours during 2006, or at any other time.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors in fiscal year 2006:

						Change in
						Pension
	Fees					Value and
	Earned					Nonqualified
	or				Non-Equity	Deferred
	Paid in	Stock	Option		Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)(1)(2)		Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Carl E. Berg	—	—	35,139	(3)	—	—	—	35,139
Tommy Eng	—	—	140,736	(4)	—	—	—	140,736
Chi-Ping Hsu	—	—	87,938	(5)	—	—	—	87,938
James Kupec	—	—	87,938	(5)	—	—	—	87,938
Chenming Hu	—	—	102,984	(6)	—	—	—	102,984

(1)              Amounts in this column represent the compensation cost of stock option awards recognized during 2006 for the stock option awards granted, which have been calculated in accordance with SFAS 123(R) using the Black-Scholes option pricing model which utilizes certain assumptions as outlined in Note 7 to the Company’s financial statements included in the Company’s Annual Report of Form 10-K for the years ended December 31, 2006.

(2)              As of December 31, 2006, each of our non-employee directors held outstanding options to purchase the following numbers of shares of our common stock: Carl E. Berg, 130,000; Tommy Eng 200,000; Chi-Ping Hsu 120,000; James Kupec 120,000; and Chenming Hu 100,000

(3)              Reflects the compensation costs recognized in fiscal 2006 for stock option grants with the following fair values as of the grant date: an option to purchase 20,000 shares granted on February 3, 2005 with a fair value of $79,516, and an option to purchase 20,000 shares granted on July 26, 2006 with a fair value of $64,802.

(4)              Reflects the compensation costs recognized in fiscal 2006 for stock option grants with the following fair values as of the grant date: an option to purchase 80,000 shares granted on August 12, 2004 at an exercise price of $3.88 per share with a fair value of $211,192, an option to purchase 80,000 shares granted on November 11, 2004 pursuant to approval by the stockholders at the 2004 Annual Shareholders Meeting at an exercise price of $3.88 per share with a fair value of $211,192, an option to purchase 20,000 shares granted on February 3, 2005 with a fair value of $79,516, and an option to purchase 20,000 shares granted on July 26, 2006 with a fair value of $64,802. The exercise price of $3.88 per share was equal to the closing price of a share of the common stock on the Nasdaq National Market on August 12, 2004.

(5)              Reflects the compensation costs recognized in fiscal 2006 for stock option grants with the following fair values as of the grant date: an option to purchase 40,000 shares granted on August 12, 2004 at an exercise price of $3.88 per share with a fair value of $105,596, an option to purchase 40,000 shares granted on November 11, 2004 pursuant to approval by the stockholders at the 2004 Annual Shareholders Meeting at an exercise price of $3.88 per share with a fair value of $105,596. An option to purchase 20,000 shares was granted on February 3, 2005 with a fair value of $79,516, and an option to purchase 20,000 shares was granted on July 26, 2006 with a fair value of $64,802.

(6)              Reflects the compensation costs recognized in fiscal 2006 for stock option grants with the following fair values as of the grant date: an option to purchase 80,000 shares granted on January 26, 2005 with a fair value of $306,848, and an option to purchase 20,000 shares granted on July 26, 2006 with a fair value of $64,802.

In 2006, members of our board of directors did not receive any cash compensation for their services as directors. Under the Amended and Restated 2000 Stock Option and Equity Incentive Plan (the “Amended 2000 Plan”), each non-employee director is entitled to receive an annual option grant for the purchase of 20,000, which is awarded automatically at the first regular meeting of the board following the date of each annual meeting of stockholders at an exercise price equal to the fair market value of a share of our common stock on the date of grant, which under the Amended 2000 Plan is the closing price per share on the NASDAQ Global Market, or NGM, (or other principal trading market for our common stock at the time of grant). On July 26, 2006, we granted options to purchase 20,000 shares to Mr. Berg, Mr. Eng, Mr. Hsu, Mr. Kupec and Mr. Hu at an exercise price of $7.22 per share as annual automatic grants.

The Amended 2000 Plan provides that the board of directors, in its discretion may authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board of directors. There were no such additional grants or awards in 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining the Company’s compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws. The Compensation Committee also has the principal responsibility for the administration of the Company’s stock plans, including the approval of stock option grants to the named executive officers.

In 2006, the named executive officers were our principal executive officer, our CEO Mr. Silvestri, our principal financial officer, our CFO Mr. Pekarsky, our two other most highly compensated executive officers for 2006, Mr. Leung, our Executive Vice President and CTO, and Mr. Ajmera, who currently is our Vice President of Strategic Accounts, and our next most highly compensated employee in fiscal year 2006, Mr. Hingarh, our Vice President of Engineering. The compensation received by our named executive officers in fiscal year 2006 is set forth in the Summary Compensation Table, below.

Compensation Philosophy

Our executive compensation policies are designed to attract, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success, the executive’s personal performance, and increases in stockholder value as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation, and equity incentives) designed to play a specific role. Overall, we design our compensation programs to support our culture and efforts to be a high growth company with strong profitability in both the short and long term.

Role of Executive Officers in Compensation Decisions

The CEO makes recommendations based on guidelines for equity and non-equity compensation for executives that have been approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonus awards and option grants to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO’s recommendations. Only the Compensation Committee or the full board of directors is authorized to approve the compensation for any named executive officer.

Setting Executive Compensation

In setting executive compensation, the Compensation Committee considers many factors such as the executive’s performance and the Company’s recent performance, the executive’s experience and ability, the executive’s past compensation, and competitive rates of compensation in our industry and the geographic locations where our executives are based. To help determine competitive compensation levels, the Compensation Committee and senior management have consulted with Meyercord & Associates, Inc., or Meyercord, an executive compensation consulting firm in 2005 and 2006. At the request of the Compensation Committee, this consultant has periodically reviewed the elements of our executive compensation and recommended changes as appropriate to the Compensation Committee and the CEO. For fiscal year 2006, Meyercord reviewed survey data presented in the Radford Executive Report, which is published annually and contains executive compensation data for a wide range of companies and a broad selection of industries. Based on this review, in March 2006, the CEO recommended revisions to the Compensation Committee’s existing guidelines for salary and stock option awards grants to be offered to newly hired executives and other employees of the Company. The Compensation Committee reviewed these recommendations, met with Meyercord and after considering them in combination with other factors, it adopted the revised guidelines.

The Compensation Committee intends to use the same general approach in setting executive compensation in 2007. In 2006, however, neither the Compensation Committee nor our senior management participated in the identification or selection of sources of comparative compensation data used by the compensation consultant. We have retained a compensation consultant to do an evaluation based on industry standard information such as the Radford survey and others for our use in 2007.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

• Base salary

•       Annual incentive compensation

•       Stock option grants

In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers.

Base Salary

Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation. Therefore, we target executive base salary at the median level of the compensation guidelines that have been approved by the Compensation Committee. In addition, the Compensation Committee takes into account the executive’s scope of responsibility, past accomplishments, experience and personal performance and compares each executive’s base salary with those of the other members of senior management. The Committee may give different weighting to each of these factors for each executive, as it deems appropriate.

For fiscal year 2006, the Compensation Committee considered the CEO’s performance review and recommendation for our Executive Vice President and CTO, Mr. Leung in July 2006 and increased his base salary for 2006 by 5%, in accordance with the Compensation Committee’s guidelines for merit increases. Due to the short length of service of the other named executive officers, no other base salary increases were approved by the Compensation Committee in 2006, however.

Annual Incentive Compensation

In prior years, all executive officers of the Company have been eligible to earn annual bonuses set at a percentage of base salary on the basis of our achievement of pre-established performance measures, principally revenue and profitability. At the beginning of fiscal year 2006, the Compensation Committee identified targets for revenue and profitability. Subsequently, it became evident that the targets would not be achieved, and so the Compensation Committee did not adopt an executive bonus plan in 2006. As a result, no executive officers received payments under an executive bonus plan in fiscal year 2006.

Under the terms of Mr. Silvestri’s employment agreement with us, he is eligible to receive a bonus of up to 50% of his salary based upon the attainment of objectives under any executive bonus plan and may be paid an additional bonus in the discretion of the board of directors but no bonus was awarded to him in fiscal year 2006. In addition, under the terms of Mr. Ajmera’s employment, he is eligible to receive quarterly bonuses based upon the achievement of stated objectives. No such bonuses were paid to him in 2006, but he did earn commissions at the rate of 0.08% of the contract bookings under our standard sales commission plan. Mr. Ajmera is not eligible to participate in our executive bonus plan.

In March 2007, the Compensation Committee approved an executive bonus plan for senior management, including our CEO, CFO, CTO, and Vice President of Engineering. This bonus plan is effective only for fiscal year 2007 and provides for the issuance to eligible officers and employees of shares of common stock equivalent in value to their respective target bonus amounts. The bonus awards for the 2007 fiscal year, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of specified company-wide performance goals for revenue and pre-tax operating profit. The latter figure will be calculated by deducting stock-based compensation charges under SFAS 123(R) from our GAAP net income for fiscal year 2007.

The bonus awards, if any, must be determined and approved by the board of directors after the end of the fiscal year. The number of shares of common stock to be awarded will be calculated based on the closing price of a share of common stock on the NGM on the date of the board of directors’ action and granted on the same date. The shares will be fully vested on the date of the award. The recipient of the award must still be employed full-time at the time of the award. The targeted bonus awards for the 2007 executive bonus plan are as follows:

•       up to 50% of the 2007 base salary for the CEO

•       up to 30% of the 2007 base salary for the CFO

•       up to 30% of the 2007 base salary for the CTO, and

•       up to 30% of the 2007 base salary for the Vice President of Engineering.

Under the 2007 executive bonus plan, the maximum bonus awards for exceeding company-wide performance goals are equal to twice the targeted bonus awards. We expect to achieve the minimum targeted performance goals for fiscal year 2007. We consider the maximum bonus award targets to be achievable, with difficulty, this year.

Stock Options

Although we do not have a mandated policy regarding the ownership of our common stock by officers and directors, we believe that granting stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders on a long-term basis. Our Amended 2000 Plan enables us to grant stock options, as well as other types of stock-based compensation. By delegation from the board of directors, the Compensation Committee reviews and approves all stock option grants to named executive officers under the Amended Plan. Typically, these options vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and with respect to 1/48th of the shares at the end of each successive calendar month thereafter. Our general policy is to grant the options with an exercise price equal to fair market value, which is the closing price of the common stock on the NGM, on the grant date.

With the Compensation Committee’s approval we grant options to purchase shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. In 2006, the Compensation Committee determined the size of the initial option grants to newly hired executives with reference to guidelines provided by Meyercord, in addition to other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit the executive. Our standard policies regarding option vesting and exercise price applied to all of the option grants to named executive officers in fiscal year 2006.

We grant options subsequent to the initial hire date only in connection with annual performance reviews, if at all. No employee is eligible for an annual performance grant until the employee has worked for us for at least 12 months. Annual performance reviews are conducted in May through June of each year. Our CEO conducts the performance review of every other executive and advises the Compensation Committee of any recommended new option grants. In addition to reviewing the CEO’s recommendations for other executives, the Compensation Committee also reviews the CEO’s annual performance and determines whether he should be granted an option to purchase additional shares. Aside from option grants in connection with annual performance reviews, we do not have a policy of granting additional options to executives and, consequently, the board of directors and the Compensation Committee have not adopted a policy with respect to granting options in coordination with the release of material non-public information.

In determining the size of stock option grants in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive’s current position with and responsibilities to the Company along with the Compensation Committee-approved guidelines. In fiscal year 2006, there were no annual performance option grants to executives due to the short length of service for some executives and because the Company’s performance during fiscal year 2006 fell short of the performance goals set by the board of directors. Mr. Leung, our Executive Vice President and CTO received a long-term incentive grant of an option to purchase 250,000 shares of common stock in November 2005, however.

Executives with one or more years of service will be eligible for annual performance option grants in 2007. The Compensation Committee intends to review the executive stock option guidelines for both new hire and performance grants with the assistance of Meyercord during the second quarter of this year.

Only the board of directors or the Compensation Committee may approve options or other equity-based compensation to our executives. However, the board of directors and the Compensation Committee have authorized the CEO to approve option grants to employees at the director level and below for the purchase of not more than 80,000 shares by any employee during any calendar year. All such grants must be consistent with stock option guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the common stock on the NGM on the date of grant.

Accounting and Tax Considerations

Accounting for Stock-Based Compensation

Our stock option grant policies have been impacted by the implementation of SFAS 123(R), which we adopted in the first quarter of fiscal year 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123(R) under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. The implementation of SFAS 123(R) has had no impact on our option granting practices or the size of awards, however.

Tax Considerations

We endeavor to award compensation that will be deductible for income tax purposes. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. None of the compensation paid to our covered executive officers for the year ended December 31, 2006 that would be taken into account in determining a Section 162(m) limitation exceeded the $1 million limit. The Company’s employee stock option plans and option grants to executives have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options with an exercise price equal to the fair market value of the shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Compensation Committee does not expect to take any action at this time to modify cash compensation payable to the executive officers that would result in the application of Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Compensation Committee of the Board of Directors:

James D. Kupec (Chairman)
Carl E. Berg
Chi-Ping Hsu

SUMMARY OF COMPENSATION TABLE

The following table shows fiscal year 2006 compensation information for our named executive officers.

Name and principal position	Salary ($)		Bonus ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Chester Silvestri Chief Executive Officer	275,000		—	—	349,056	—	—	—		624,056
Wing-Yu Leung Executive Vice President and Chief Technical Officer	237,800		—	—	208,578	—	—	—		446,378
James Pekarsky(2) Vice President of Finance and Chief Financial Officer	157,692		—	—	220,929	—	—	—		378,621
Dhaval Ajmera(3) Vice President of Strategic Accounts	277,858	(4)	—	—	191,957	—	—	6,000	(5)	475,815
Hemraj Hingarh Vice President of Engineering	180,000		—	—	164,225	—	—	—		344,225

(1)             Amounts shown do not reflect compensation actually received by the named executive officer, but represent the calculated compensation cost recognized by us for financial statement reporting purposes for fiscal year as determined pursuant to SFAS 123(R) (disregarding any estimate of forfeitures). The assumptions underlying the calculation under SFAS 123(R) are discussed under Note 7 to the consolidated financial statements, “Stock-Based Compensation,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)             Mr. Pekarsky became our Vice President of Finance and Chief Financial Officer in March 2006. From January 1, 2006, until Mr. Pekarsky’s appointment, Mr. Silvestri fulfilled the duties of principal financial officer.

(3)             Mr. Ajmera was our Vice President of Worldwide Sales and Business Development from October 2005 through December 31, 2006. He became our Vice President of Strategic Accounts in January of 2007.

(4)             Mr. Ajmera’s salary included $93,858 in sales commissions.

(5)             Represents a car allowance for Mr. Ajmera for fiscal 2006.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on stock options granted in fiscal year 2006 to each of the named executive officers.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	of Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive Plan			of Shares	Securities	Price of	of Stock
		Plan Awards			Awards			of Stock	Underlying	Option	and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)(1)	Awards ($/Share)(2)	Awards ($)(3)

Chester Silvestri	—	—	—	—	—	—	—	—	—	—	—
Wing-Yu Leung	—	—	—	—	—	—	—	—	—	—	—
James Pekarsky	3/20/2006	—	—	—	—	—	—	—	300,000	7.97	1,127,820
Dhaval Ajmera	—	—	—	—	—	—	—	—	—	—	—
Hemraj Hingarh	—	—	—	—	—	—	—	—	—	—	—

(1)                 This option was granted pursuant to the terms of the employment agreement between us and Mr. Pekarsky dated as of March 20, 2006.

(2)                 The option was granted at an exercise price equal to the fair market value of our common stock on the grant date which was equal to the closing price of a share of our common stock on the date of grant on the date that the option was received.

(3)                 A discussion of the assumptions used in calculating these values may be found in Note 7 to the consolidated financial statements, “Stock-Based Compensation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2006:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Chester Silvestri	265,625	(1)	484,375		—	5.03	7/27/2015	—	—	—	—
Wing-Yu Leung	30,000	(2)	—		—	1.00	5/17/2009	—	—	—	—
	17,708	(3)	32,292		—	4.98	7/14/2015	—	—	—	—
	67,708	(4)	182,292		—	6.19	11/11/2015	—	—	—	—
	42,897	(5)	—		—	6.89	4/16/2013	—	—	—	—
	17,353	(6)	—		—	7.97	7/18/2012	—	—	—	—
	40,000	(7)	—		—	8.00	5/11/2010	—	—	—	—
	50,000	(8)	—		—	9.81	9/2/2013	—	—	—	—
	50,000	(9)	—		—	10.65	6/14/2012	—	—	—	—
	50,000	(10)	—		—	11.00	7/10/2011	—	—	—	—
James Pekarsky	—		300,000	(11)	—	7.97	3/20/2016	—	—	—	—
Dhaval Ajmera	87,500	(12)	212,500		—	5.38	10/3/2015	—	—	—	—
Hemraj Hingarh	17,708	(13)	182,292		—	5.50	12/30/2015	—	—	—	—

              (1)        The stock option was granted on July 27, 2005. Subject to the continued service of the executive officer, the option shall vest with respect to 25% on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining four years.

              (2)        The stock option was granted on May 17, 1999 and is fully vested.

              (3)        The stock option was granted on July 14, 2005. Subject to the continued service of the executive officer, the option shall vest with respect to 25% on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining four years.

              (4)        The stock option was granted on November 11, 2005. Subject to the continued service of the executive officer, the option shall vest with respect to 25% on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining four years.

              (5)        The stock option was granted on April 16, 2003 and is fully vested.

              (6)        The stock option was granted on July 18, 2002 and is fully vested.

              (7)        The stock option was granted on May 12, 2000 and is fully vested.

              (8)        The stock option was granted on September 2, 2003. Subject to the continued service of the executive officer, the option shall vest with respect to 25% on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining four years.

              (9)        The stock option was granted on June 14, 2002 and is fully vested.

          (10)        The stock option was granted on July 11, 2001 and is fully vested.

          (11)        The stock option was granted on March 20, 2006 as a new employee hiring inducement grant and not under the Company’s Amended and Restated 2000 Stock Option and Equity Incentive Plan. Subject to the continued service of the executive officer, the option shall vest with 25% on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining four years.

          (12)        The stock option was granted on October 3, 2005. Subject to the continued service of the executive officer, the option shall vest with respect to 25% on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining four years.

          (13)        The stock option was granted on December 30, 2005. Subject to the continued service of the executive officer, the option shall vest with respect to 25% on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining four years.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of shares acquired pursuant to the exercise of options by our named executive officers during 2006 and the aggregate dollar amount realized by our named executive officers upon exercise of the option:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise(#)	on Exercise($)(1)	Vesting(#)	on Vesting($)
Chester Silvestri	—	—	—	—
Wing-Yu Leung	40,000	322,000	—	—
James Pekarsky	—	—	—	—
Dhaval Ajmera	—	—	—	—
Hemraj Hingarh	—	—	—	—

(1)          The aggregate dollar value realized upon the exercise of an option represents the difference between the value of the underlying shares on the date of exercise as measured by the closing price of a share of common stock on that date and the exercise price of the option, multiplied by the total number of shares acquired upon exercise.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into Change-in-Control agreements with Mr. Silvestri and Mr. Pekarsky. Under these agreements, benefits are payable in the event of termination of the executive’s employment for “Good Reason” (as defined below) within two years following a Change-in-Control.

“Change-in-Control” is defined as:

•       an acquisition of 45% or more of the Company’s common stock or voting securities by any “person” as defined under the Securities Exchange Act, or

•       consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination in which (A) the stockholders of the Company receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were incumbent directors of the Company immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

“Good Reason” is defined as:

•       assignment of duties incompatible with the executive’s position, failure to maintain the executive in his position and reporting relationship or a substantial diminution in the nature of his authority or responsibilities;

•       reduction in current base salary or in the bonus or incentive compensation opportunities or benefits coverage available during the term of the Change-in-Control Agreement, except pursuant to an across-the-board reduction similarly affecting all senior executives of the Company;

•       termination of employment, for any reason other than death, disability, voluntary termination or misconduct;

•       relocation of principal place of business to a location more than 30 miles from the location of such office on the date of the Change-in-Control Agreement;

•       failure to pay any material amounts otherwise vested and due to the executive under the Change-in-Control Agreement or under any plan, program or policy of the Company; or

•       failure of a successor to the Company following a Change-in-Control to expressly assume or affirm the Company’s obligations under the Change-in-Control Agreement.

In the event benefits are triggered under the agreements, each executive will be entitled to:

•       his base salary through the date of termination;

•       payment in lieu of any unused vacation;

•       any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

•       any compensation under any deferred compensation plan of the Company or deferred compensation agreement with the Company then in effect;

•       any other compensation or benefits, including without limitation any benefits under long-term incentive compensation plans, any benefits under equity grants and awards and employee benefits under plans that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms of each grant, award or plan; and

•       reimbursement of any business expenses incurred by him through the date of termination but not yet paid.

Each executive will also be entitled to the immediate and unconditional vesting of 50% of the then unvested shares of common stock subject to outstanding options and stock awards previously granted to him and, for the one-year period following termination, the right to exercise any vested stock options or other awards held by him.

The following table quantifies the estimated amounts that would be payable to each of these named executive officers under the Change-in-Control agreements described above, assuming the triggering events had occurred on December 31, 2006:

	Base Salary	Unused Vacation	Bonus	Other Compensation & Benefits	Stock Option Vesting(1)	Total
Chester Silvestri	$ —	$ 7,354	$ —	$ —	$ 1,022,031	$ 1,029,385
James Pekarsky	—	—	—	—	192,000	$ 192,000

(1)          The following numbers of option shares would have vested immediately as a result of acceleration on December 31, 2006 for each of the following named executive officers. The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share is calculated as the excess of the closing price of the common stock on the NGM of $9.25 on December 29, 2006 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purpose of this calculation. The amount stated in the table equals the aggregate intrinsic value of all of such shares.

Name	Number of Shares Subject to Accelerated Vesting
Chester Silvestri	242,188
James Pekarsky	150,000

Employment Agreements

In addition to the Change-in-Control Agreements summarized above, we have entered into employment offer letter agreements, Mutual Agreements to Arbitrate and the Company’s standard form of Employment Confidential Information and Invention Assignment Agreement with each of Messrs. Silvestri and Pekarsky. We also have entered into an employment offer letter agreement with Mr. Ajmera. Mr. Ajmera is entitled to a $500 monthly car allowance and will be reimbursed for a cellular phone and all reasonable monthly calling charges. If Mr. Ajmera’s employment is terminated without cause, he will receive one quarter of his annual salary in effect at the time of termination as severance pay and his health benefits will continue for three months following the termination of his employment. He also would receive his earned incentive bonus based on bookings for the quarter in which his employment is terminated and the subsequent quarter. None of these employment offer letter agreements indicate a specific term of employment, and each officer’s employment may be terminated by either of us at any time.

The Company also has entered into agreements to indemnify its current and former directors and executive officers, in addition to the indemnification provided for in the Company’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company’s request.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2006 regarding equity compensation plans approved by the Company’s security holders and equity compensation plans that have not been approved by our security holders.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted Average	Future Issuance under
	Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in Column(a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,143,000	6.27	1,428,000
Equity compensation plans not approved by security holders(2)	475,000	7.59	—

(1)          Consists of 1,006,000 shares of common stock available for future issuance under the Amended 2000 Plan and 422,000 shares of common stock available for future issuance under the 2000 Employee Stock Purchase Plan (the “ESPP”), in each case as of December 31, 2006. The Amended 2000 Plan provides for an annual increase of 500,000 shares on January 1 of each year or a lesser amount determined by our board of directors. Pursuant to authorization by the compensation committee of the board of directors, the Company’s ESPP is currently inactive.

(2)          Represents new employee hiring inducement option grants made to our CFO and Vice President of Worldwide Sales, Marketing and Business Development. These options were not granted under the Amended 2000 Plan. The shares vest subject to the continued service of the executive officers, with respect to 25% of the shares on the first anniversary of the date of grant and the remaining portion in equal monthly installments over the remaining three years. The exercise price of the options was equal to the closing price of a share of common stock on the NGM on the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 16, 2007, concerning the ownership of our common stock by:

•       each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•       each current member of our board of directors;

•       each named executive officer; and

•       all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase common stock that are presently exercisable or exercisable within 60 days of April 16, 2007 and are included in the total number of shares beneficially owned for the person holding those options or warrants are considered outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 31,772,963 shares of common stock outstanding as of April 16, 2007.

Unless otherwise stated the business address of each of our directors and executive officers listed in the table is 755 N. Mathilda Avenue, Sunnyvale, California 94085.

	Common Stock
	Amount and Nature of Beneficial Ownership
		Shares Issuable on
		Exercise of
	Number of Shares	Outstanding	Percent of
Name and Address of Beneficial Owner	Beneficially Owned	Options(1)(7)	Common Stock
Ingalls & Snyder LLC(2) 61 Broadway New York, NY 10006	6,357,035	—	20.0%
Litespeed Management LLC(3) 237 Park Ave, Suite 900 New York, NY 10017	2,690,351	—	8.5%
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee(4) 10050 Bandley Drive, Cupertino, CA 94014	2,304,830	—	7.3%
Current Directors
Chester Silvestri	343,750	343,750	1.1%
Wingyu Leung(5)	616,746	403,166	1.9%
Carl E. Berg(6) 10050 Bandley Drive, Cupertino, CA 95014	256,663	66,667	*
Tommy Eng	150,000	150,000	*
Chi-Ping Hsu	93,333	93,333	*
James Kupec	93,333	93,333	*
Chenming Hu	62,396	62,396	*
Named Executive Officers who are not Directors			*
Dhaval Ajmera	125,001	125,001	*
James Pekarsky	87,500	87,500	*
Hemraj Hingarh	48,959	48,959	*
All current directors and executive officers as a group (10 persons)	1,877,681	1,474,105	5.7%

*       Represents holdings of less than one percent.

(1)   Represents the number of shares subject to outstanding options to purchase common stock that are exercisable within 60 days of April16, 2007, all of which are included in the number of beneficially owned shares shown in the table.

(2)   According to a Schedule 13G/A filed with the SEC on February 13, 2007. Ingalls & Snyder LLC has shared dispositive power over 6,375,035 shares, but has no voting authority and, therefore disclaims beneficial ownership of such shares pursuant to Rule 13d-3(d)(2) of the Exchange Act.

(3)   According to a Schedule 13G/A filed with the SEC on February 13, 2007. Litespeed Management LLC has shared voting and dispositive power for 2,690,351 shares with Litespeed Master Fund, Ltd, and Jamie Zimmerman.

(4)   Clyde J. Berg is Carl E. Berg’s brother, and Carl Berg’s adult daughter is the sole beneficiary of this trust. Carl E. Berg has no power over voting or investment decisions with respect to any of these shares and disclaims beneficial ownership of them.

(5)   Wingyu Leung has sole voting and dispositive authority over 195,680 shares which he personally owns. In addition, Wingyu Leung’s wife owns 17,900 shares. He has no economic interest in these shares and disclaims beneficial ownership of them.

(6)   Includes 124,998 shares held by Berg & Berg Enterprises, LLC, of which Mr. Berg is the sole manager. Mr. Berg disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in them. Also includes 4,998 shares owned by Mr. Berg’s wife. Mr. Berg disclaims beneficial ownership of these shares.

TRANSACTIONS WITH RELATED PERSONS

Mr. Kupec, the Chairman of the Compensation Committee, is the Chief Operating Officer of eSilicon Corporation, a licensee of the Company. In 2006, the Company generated $471,631 of revenue from eSilicon, which represented approximately 3% of the Company’s total revenue. The Chairman of the Technology Strategy Committee, Mr. Eng, serves as a Chairman of the Board of Directors of Luminary Micro Corporation with whom the Company entered into a license agreement in September 2006. The license agreement provides for total development fees payable to the Company of $150,000. The Company was paid $75,000 under this agreement and did not recognize any of this amount as revenue in 2006.

Both of these transactions were approved by a majority of the disinterested directors on our board of directors. The terms of each agreement were negotiated at arm’s length and are similar to the terms of license agreements and transactions with customers at which no related person is an executive officer or member of the board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2006 and Forms 5 (or any written representations) received with respect to fiscal year 2006, we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2006, except that in March 2006, Mr. Pekarsky, the Company’s Chief Financial Officer failed to file timely a Form 3 and Form 4 to report his initial statement of beneficial ownership of the Company’s securities and initial option grant. His Form 3 was filed within 19 business days after he commenced employment with the Company, and the required Form 4 was filed within 19 business days of the grant date of his initial option.

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of the Company’s independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting. The Company’s independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 1, 2006, include the selection or dismissal of the Company’s independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to the Company’s independent registered public accounting firm.

The Audit Committee charter, as amended to date, can be found through our website www.mosy.com.

During the fiscal year ended December 31, 2006, Messrs. Berg, Eng, and Kupec served on the Audit Committee for the entire year, all of whom are independent directors as determined in accordance with Marketplace Rule 4200(a)(15) of the NASDAQ listing rules and Rule 10A-3 of the Securities Exchange Act of 1934.

The Audit Committee reviewed and discussed the audited financial statements of the Company for fiscal year 2006 with management and BDO Seidman LLP (“BDO”), the Company’s independent registered public accounting firm. The Audit Committee discussed with BDO matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). BDO provided the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed BDO’s independence with members of that firm. The Audit Committee received written confirmations from management with respect to the non-audit services provided by BDO and has considered whether the provision of such services is compatible with maintaining the auditor’s independence. The Audit Committee has determined that the rendering of such services by BDO is compatible with maintaining the auditors’ independence.

Based on the discussions with management and BDO concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that the Company’s financial statements for the fiscal year ended December 31, 2006 be included in its Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:
Carl E. Berg (Chairman)
Tommy Eng
James D. Kupec

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the last two fiscal years ended December 31, 2005 and 2006 has been BDO Seidman, LLP (“BDO”) and is the Company’s current independent registered public accounting firm. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ernst & Young LLP (“E&Y”) was the Company’s independent registered public accounting firm for fiscal 2004. Pursuant to the Audit Committee’s determination, on March 31, 2005, E&Y, the independent registered public accounting firm previously engaged as the principal accountant to audit the financial statements of the Company, was dismissed by the Company. The engagement of BDO was approved by the Audit Committee on March 31, 2005.

The reports of E&Y with respect to the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the two fiscal years ended December 31, 2004 and through March 31, 2005, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused them to make reference to the subject matter of the disagreements in their reports on the consolidated financial statements of the Company for such years.

During the Company’s two fiscal years ended December 31, 2004 and through March 31, 2006, the Company has had no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K, other than the following which was disclosed in the Company’s Form 10-K filed on March 16, 2005. In the its Annual Report on 10-K for the fiscal year ended December 31, 2004, the Company disclosed that it had identified a material weakness for ineffective controls over the preparation and review of account reconciliation and a material weakness for ineffective controls over the application of the Company’s revenue recognition policy for recording revenue under long term license development contracts using the percentage-of-completion method of accounting.

During the fiscal years ended December 31, 2003 and December 31, 2004 and for the period from January 1, 2005 through March 31, 2005, the Company did not consult with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee meets with the Company’s independent registered public accounting firm several times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm as well as the fees charged for such services. The Audit Committee has delegated its authority to the Chairman of the Audit Committee to pre-approve requests for non-audit services. Among other things, the Audit Committee or the Chairman of the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors. The following table shows the fees paid (in thousands of dollars) by the Company for the audit and other services provided by BDO for fiscal 2006 and 2005.

During the fiscal year ended December 31, 2006 and 2005, no fees were billed by BDO for information technology consulting.

	2006	2005
Audit Fees(1)	$592	$517
Audit Related Fees(2)	44	41
Tax Fees(3)	21	17
Total	$657	$575

(1)          Audit fees of BDO were associated with the annual audit of our consolidated financial statements and reviews of our quarterly reports filed with the Securities and Exchange Commission. In addition, audit fees included those fees related to the effectiveness of the Company’s system of internal control pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)          Audit-related fees in 2006 and 2005 consisted primarily of accounting consultations.

(3)    Tax fees in 2006 and 2005 consisted primarily of income tax compliance and related tax services.

Under the Exchange Act, applicable SEC rules and regulations and the Company’s Audit Committee Charter, the Audit Committee must be directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. Therefore, the Company is not submitting a proposal to stockholders for the election, approval or ratification of the Company’s independent registered public accounting firm at the Annual Meeting and instead is leaving this determination in the sole discretion of the Audit Committee for the fiscal year ending December 31, 2007.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

At the Annual Meeting, six directors (constituting our entire board of directors) are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are six nominees, all of whom are currently directors of the Company.

NOMINEES

Set forth below is information regarding the nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Chester J. Silvestri	Chief Executive Officer and Director	2005
Carl E. Berg	Director	1992
Tommy Eng	Director	2004
Chi-Ping Hsu	Director	2004
James D. Kupec	Director	2004
Chenming Hu	Director	2005

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Our board of directors unanimously recommends that the stockholders vote FOR the election of all of the above nominees.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement relating to the 2007 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act must be received a reasonable time before the date the Company begins to print and mail its proxy materials for the 2007 Annual Meeting of Stockholders, but in no event later than January 8, 2008.

For any other business to be properly submitted by a stockholder for the 2008 Annual Meeting of Stockholders, the stockholder must give timely notice in writing. To be considered timely, the stockholder’s notice must be received no later than January 8, 2008, and no earlier than December 9, 2007, unless otherwise permitted by applicable rules. All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company and contain the information required by the Company’s bylaws.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holder.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ CHESTER J. SILVESTRI
Chester J. Silvestri
Sunnyvale, California	Chief Executive Officer and President
May 7, 2007

MoSys

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 25, 2007
9:30 A.M. P.D.T.

Corporate Headquarters
755 N. Mathilda Avenue
Sunnyvale, CA 94085

MoSys, Inc. 755 N. Mathilda Avenue Sunnyvale, CA 94085	proxy

This Proxy is Solicited on Behalf of the Board of Directors of MoSys, Inc.

The undersigned, revoking any proxy previously given, hereby appoints Mr. Chester J. Silvestri proxy, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in his discretion with respect to other matters that properly come before the Annual Meeting of Stockholders of MoSys, Inc. on May 25, 2007, and any adjournment of the Annual Meeting.

You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. The Proxy cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. OR UTILIZE THE TELEPHONE OR INTERNET VOTING PROCEDURE AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on   May 24, 2007.

•                     Please have your proxy card and the last four digits of your Social Security Number or Tax Identification   Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/mosy/ — QUICK *** EASY *** IMMEDIATE

•                     Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 24, 2007.

•                     Please have your proxy card and the last four digits of your Social Security Number or Tax Identification   Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MoSys, Inc. c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

\/   Please detach here   \/

The Board of Directors Recommends a Vote “FOR” Item 1.

1.	Election of directors:	01 Carl E. Berg	04 James D. Kupec	☐	Vote FOR	☐	Vote WITHHELD
		02 Chenming Hu	05 Chi-Ping Hsu		all nominees		from all nominees
		03 Tommy Eng	06 Chester J. Silvestri		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE.

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐					Date
Indicate changes below:

Signature(s) in Box

Please sign exactly in the name or names in which you hold your shares of common stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give your full title. If signing for a corporate or other entity, please sign in full corporate or other entity name by a duly authorized officer or other agent.